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                                                                     Exhibit (j)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated February 9, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Reports to Shareholders of the CDC Nvest Funds Trust II (formerly Nvest Funds Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Fund Performance" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
April 23, 2001